UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025 (November 1, 2025)

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	90-1604380
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

120 State Ave Ne, Ste 1014

Olympia, Washington 98501

(Address of Principal Executive Offices) (Zip Code)

(206) 963-1094

(Registrant’s telephone number, including area code)

511 Sixth Avenue, Suite 800

New York, New York 10011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Fifth Interim Report

As disclosed in a Current Report on Form 8-K filed October 28, 2024, on September 18, 2024, in a case styled White Rocks (BVI) Holdings Inc., et al., v. Reichman, et al., Case No.: A-24-896359-B, Clark County, Nevada, District Court, the Court entered an Order Appointing Receiver (the “Receivership Order”) of Global Tech Industries Group, Inc., a Nevada corporation (the “Company”). Pursuant to the Receivership Order, Paul L. Strickland (the “Receiver”) was appointed as receiver of the Company.

In accordance with the Receivership Order, the Receiver has filed a Fifth Interim Report dated November 1, 2025, with the Court, a copy of which is as Exhibit 99.1 to, and incorporated by reference in, this Current Report.

Default Judgment Against Astra Energy, Inc.

On November 3, 2025, there was filed a Notice of Entry of Clerk’s Entry of Default Against Defendant Astra Energy, Inc. (the “Default Judgment”) in a case styled TTII Strategic Acquisitions and Equity Group, Inc., a Delaware corporation, by and through the Court-Appointed Receiver v. Astra Energy, Inc., Ronald Loudoun, et al., Case No.: A-25- 923753-C, Clark County, Nevada, District Court.

On or about July 21, 2025, TTII Strategic Acquisitions and Equity Group, Inc. (“TTII”), a subsidiary of the Company, by and through the Receiver, filed a Complaint against Astra Energy, Inc. (“Astra”) seeking damages for Astra’s breach of a February 16, 2023, Loan Agreement and Secured Promissory Note (the “Astra Agreement”). Under the Agreement, TTII loaned Astra the principal sum of $100,000.00, for a 12-month term, with a maturity date of February 16, 2024, and an annual interest rate of 10%. Under the Astra Agreement, at the end of each quarter, Astra was obligated to pay the accumulated interest for that quarter. The entire principal and final interest payment was due on the maturity date. If Astra failed to make timely interest payments, TTII would be permitted to assess a $500 late fee per day. Additionally, Astra’s obligations under the Astra Agreement were secured by an assignment of Patent Number US 2020/0164381 A1, held in the name of Astra’s subsidiary, Regreen Technologies, Inc. The Astra Agreement provides, in pertinent part, that “Should the Borrower fail to pay the Principal and the outstanding interest on that date, the Borrower [Astra] acknowledges and agrees that the security pledged to the Lender [TTII] shall become the property of the Lender [TTII].” Astra failed to make any payment required under the Astra Agreement. Additionally, Ronald Loudoun executed the Astra Agreement as personal guarantor of all obligations of Astra under the Astra Agreement. The Receiver intends to pursue all available legal actions to collect on the Default Judgment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Interim Report of Receiver, dated November 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2025.

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ Paul Strickland
Paul Strickland
Court-Appointed Receiver